Exhibit 10.1

MDU Resources Group, Inc.
Martin A. Fritz 2015 Performance Share Award Opportunity Chart

		Threshold		Target		Maximum
Name	Title	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)
Martin A. Fritz	President and Chief Executive Officer of pipeline and energy services segment	2,888	5,271	14,441	26,355	28,882	52,710